Exhibit 99.1

AudioEye Announces Closing of $6.5 Million Growth Equity Financing

TUCSON, Ariz., Aug. 7, 2018 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company"), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, today closed the previously announced private placement of 26,000,000 shares of common stock to certain eligible investors for an aggregate purchase price of approximately $6,500,000, or $0.25 per share, with the first tranche of 24,800,000 shares being issued on the date hereof for an aggregate purchase price of $6,200,000 funded immediately and the second tranche of 1,200,000 shares being issued on or about August 20, 2018 for an aggregate purchase price of $300,000.

AudioEye Executive Chairman, Dr. Carr Bettis, commented, "We are pleased to announce the closing of this financing as we look to an exciting future for AudioEye. This financing will enable AudioEye to further its progress on a number of fronts, including our business growth strategies and anticipated uplisting to Nasdaq."

B. Riley FBR, Inc. acted as sole placement agent for the offering.

The securities described above have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or other jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement. If any shares are unable to be included on the initial registration statement, AudioEye has agreed to file subsequent registration statements until all the shares have been registered. The registration rights agreement imposes certain customary cash penalties on AudioEye for, among other things, its failure to file the initial registration statement within 30 days of closing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AudioEye, Inc.

AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content. Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

Forward-Looking Statements

Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the effectiveness of the reverse stock split, including FINRA's and NASDAQ's approval thereof, the Company's plans to list its common stock on NASDAQ and the impact the reverse stock split or any such listing may have on the Company's business, prospects and/or stock price. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For Further information, please contact:

Matt Kreps, Darrow Associates Investor Relations
Email: mkreps@darrowir.com
Phone: (214) 597-8200

Todd Bankofier, AudioEye Chief Executive Officer
Email: tbankofier@audioeye.com
Phone: (520) 308-6140